Exhibit 99.1

Contact:
Charles M. Fleischman
President
Digene Corporation
(301) 944-7000
http://www.digene.com
FOR IMMEDIATE RELEASE

Investor Relations:
Jonathan Birt
Financial Dynamics
(212) 850-5634
Media:
Pam Rasmussen, Digene
(301) 944-7196
Sean Leous, Financial Dynamics
(212) 850-5755
DIGENE ANNOUNCES RECORD THIRD QUARTER FISCAL 2006 RESULTS
- Total Revenues up 32% to $39.1 million -
- U.S. HPV Revenues Increase 44% to $28.6 million -
- Net Income of $1.1 million, or $0.05 per share -
- Excluding special items*, Net Income of $3.1 million, or $0.13 per share -
GAITHERSBURG, MARYLAND, May 8, 2006 — Digene Corporation (NASDAQ: DIGE) today reported record financial results for the fiscal 2006 third quarter ended March 31, 2006.
Comparison of Selected Financial Results (millions, except per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2006	2005	2006	2005
As reported:
Total revenue	$39.1	$29.7	$109.6	$82.8
Net income (loss)	1.1	1.6	5.4	(4.4)
Net income (loss) per diluted share	0.05	0.08	0.25	(0.22)
Excluding special items*:
Net income	3.1	1.7	10.5	5.8
Net income per diluted share	0.13	0.08	0.48	0.28

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below
Total revenues for the third quarter of fiscal 2006 increased 32% to $39.1 million from $29.7 million in the third quarter of fiscal 2005. Worldwide human papillomavirus (HPV) test revenues grew 37% to $34.2 million from $25.0 million in the third quarter of fiscal 2005. U.S.

HPV test revenues increased 44% to $28.6 million from $19.9 million in last year’s comparable quarter. Gross margin on product sales was 86% in the fiscal 2006 third quarter, compared to 82% in the fiscal 2005 third quarter. Net income was $1.1 million, or $0.05 per diluted share, in the fiscal 2006 third quarter, compared to net income of $1.6 million, or $0.08 per diluted share, in the third quarter of fiscal 2005.
Excluding special items, net income in the third quarter of 2006 was $3.1 million, or $0.13 per share, versus $1.7 million, or $0.08 per diluted share, in the third quarter of fiscal 2005. Special items in the fiscal 2006 third quarter consist of approximately $1.4 million of employee and director stock-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2005 third quarter consist of an adjustment to reflect a 38% effective tax rate.
For the nine months ended March 31, 2006, total revenues increased 32% to $109.6 million from $82.8 million in the comparable period last year. Worldwide HPV test revenues grew 36% to $94.9 million from $69.8 million in last year’s comparable period. U.S. HPV test revenues increased 43% to $79.0 million from $55.2 million in last year’s comparable period. Gross margin on product sales was 86% for the nine months ended March 31, 2006, compared to 82% in the fiscal 2005 period. Net income was $5.4 million, or $0.25 per diluted share, in the fiscal 2006 period, compared to a net loss of $4.4 million, or $0.22 per diluted share, in the fiscal 2005 period.
Excluding special items, net income for the nine months ended March 31, 2006 was $10.5 million, or $0.48 per diluted share, versus $5.8 million, or $0.28 per diluted share, in the prior year period. Special items in the fiscal 2006 period consist of approximately $4.2 million of employee and director stock-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2005 period consist of the $14 million patent litigation settlement expense from the previously announced Settlement and License Agreement with Enzo Biochem, Inc. and an adjustment to reflect a 38% effective tax rate.
Operational Highlights
Evan Jones, Chairman and Chief Executive Officer of Digene Corporation, commented, “We are seeing the benefits from our investments in sales and marketing as our core U.S. testing business increased 44% during the quarter to $28.6 million contributing to an increase in total revenue of 32% relative to the prior year period. The overall financial performance of the Company was excellent during the quarter, and the outlook for the fourth quarter and fiscal 2007 is encouraging.”
Mr. Jones continued, “In the U.S., the increased awareness and market penetration across the country, and especially in the eight markets where we have run Direct-To-Consumer (DTC) television advertisements, have translated into strong revenue and earnings growth. We expect to continue to build on this momentum through reinvestment in our business. In late April, we initiated DTC television advertisements in two additional markets, Washington, D.C. and San Francisco, CA.”
Mr. Jones concluded, “We continue to actively seek opportunities to expand the range of products we offer through our highly effective marketing and sales infrastructure. To this end in April we announced an exclusive marketing and distribution agreement with Asuragen, Inc., for their cystic fibrosis (CF) screening products. This strategic agreement expands our diagnostic testing menu and establishes a long-term relationship with a partner who we anticipate will work with Digene to develop additional diagnostic assays for our current and next generation testing systems. Prenatal testing is an excellent fit with Digene’s focus in Women’s Health diagnostics and the CF market is a rapidly growing area of molecular testing.”
Digene Outlook
The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)
For the fiscal year ending June 30, 2006, Digene expects:
▪	Total revenues of approximately $150 million.

▪	Gross margin of approximately 85%, including approximately $0.5 million of stock-based employee compensation expense.

▪	Income before income taxes of approximately $16 million.

▪
Excluding special items, income before income taxes of approximately $22 million. Special items in fiscal year 2006 are expected to consist of the exclusion of approximately $6 million of stock-based employee and director compensation expense.

▪
Net income, as adjusted to exclude special items, of approximately $13 million, or $0.60 per diluted share, based on an estimated 22.5 million diluted weighted average shares outstanding. Special items in fiscal year 2006 are expected to consist of the exclusion of approximately $6 million stock-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.

Total operating expenses for fiscal 2006, including stock-based employee compensation expense, are projected to be approximately $116 million, consisting of:
▪	Research and Development expenses of approximately $19 million, including approximately $0.5 million of stock-based employee compensation expense.

▪	General and Administrative expenses of approximately $27 million, including approximately $3.5 million of stock-based employee and director compensation expense.

▪	Sales and Marketing expenses of approximately $61 million, including approximately $1.5 million of stock-based employee compensation expense.

▪	Total royalty and technology fees of approximately 5% to 6% of product sales.
For the fiscal 2006 fourth quarter ending June 30, 2006, the Company expects:
▪	Total revenues of approximately $41 million.

▪	Gross margin of approximately 84%.

▪	Income before income taxes of approximately $3.0 million.

▪
Excluding special items, income before income taxes of approximately $5 million. Special items in the fourth quarter 2006 consist of the exclusion of approximately $2 million of stock-based employee and director compensation expense.

▪
Net income, as adjusted to exclude special items, of approximately $3 million, or $0.12 per diluted share, based on an estimated 24.2 million diluted weighted average shares outstanding. Special items in the third quarter 2006 consist of the exclusion of approximately $2 million stock-based employee and director compensation expense and an adjustment to reflect a 38% tax rate.

For the fiscal year ending June 30, 2007, Digene expects:
▪	Total revenues of approximately $188 million.

▪
Net income, as adjusted to exclude special items, of approximately $24 million, or $0.95 per diluted share, based on an estimated 25.5 million diluted weighted average shares outstanding. Special items in fiscal year 2007 are expected to consist of the exclusion of approximately $7 million stock-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.

Conference Call
Digene management will host a conference call to discuss results for the fiscal 2006 second quarter on Monday, May 8, 2006, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through Tuesday, August 8, 2006, and may be accessed by dialing (800) 294-4341 or (203) 369-3229.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of:
▪
an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fiscal 2006 fourth quarter ending June 30, 2006, the full fiscal year ending June 30, 2006, and the full fiscal year ending June 30, 2007,

▪
an adjustment for stock-based employee and director compensation expense for each completed period in fiscal 2006 and the guidance regarding the fourth quarter ending June 30, 2006, full fiscal year ending June 30, 2006, and full fiscal year ending June 30, 2007,

▪
and for the nine-month period ended March 31, 2005, the $14 million patent litigation settlement expense from payments made under the previously announced Settlement and License Agreement with Enzo Biochem, Inc.

The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense. The presentation of “net income, as adjusted” in each reported and future period reflects adjustments for the “special items” detailed above.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.
About Digene
Digene Corporation (Nasdaq: DIGE), based in Gaithersburg, MD, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases — with a focus on women’s cancers and infectious diseases. The Company’s hc2 High-Risk HPV DNA Test® is the only test for human papillomavirus approved by the FDA, and is approved for both follow-up evaluation in women with inconclusive Pap results and for primary adjunctive screening with the Pap test in women age 30 and older. For primary adjunctive screening, it is marketed as both The Digene HPV Test and the DNAwithPap® Test. These brand names do not refer to the Digene product that tests for several types of the virus commonly referred to as “low-risk HPV,” which are not associated with cervical cancer. For more information, visit www.thehpvtest.com. Digene’s product portfolio also includes DNA tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea, as well as tests for blood viruses. For more information, visit the Company’s Web site, www.digene.com. Investors also may contact Charles Fleischman at (301) 944-7000; journalists may contact Pam Rasmussen, (301) 944-7196.
Digene®, Hybrid Capture®, hc2 High-Risk HPV DNA Test® and DNAwithPap® are registered trademarks of Digene Corporation.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, the degree of acceptance of HPV and cystic fibrosis testing by physicians, our ability to scale up manufacturing operations to meet any increased demand, risk that other companies may develop and market HPV tests competitive with our own; the uncertainty regarding patents and proprietary rights, the success of the Company’s marketing efforts, competition, uncertainty of the Company’s future profitability, and risks inherent in international transactions, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income per share and shares)

	Three Months Ended			Three Months Ended
	March 31, 2006			March 31, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$38,533	$—	$38,533	$29,153	—	$29,153
Other	597	—	597	513	—	513

Total revenues	39,130	—	39,130	29,666	—	29,666

Costs and expenses:
Cost of product sales	5,585	(123)	5,462	5,130	—	5,130
Royalty and technology	1,562	—	1,562	1,291	—	1,291
Research and development	5,641	(185)	5,456	3,265	—	3,265
Selling and marketing	16,343	(335)	16,008	11,697	—	11,697
General and administrative	7,472	(768)	6,704	5,614	—	5,614

Income from operations	2,527	1,411	3,938	2,669	—	2,669

Other income (expense):
Interest income	1,277	—	1,277	200	—	200
Interest expense	(318)	—	(318)	(2)	—	(2)
Other income (expense)	35	—	35	(35)	—	(35)

Income before minority interest and income taxes	3,521	1,411	4,932	2,832	—	2,832

Minority interest	5	—	5	(71)	—	(71)

Income before income taxes	3,526	1,411	4,937	2,761	—	2,761

Provision for (benefit from) income taxes	2,421	(545)	1,876	1,196	(147)	1,049

Net income	$1,105	$1,956	$3,061	$1,565	$147	$1,712

Basic net income per share	$0.05	$0.08	$0.13	$0.08	$0.01	$0.09

Diluted net income per share	$0.05	$0.08	$0.13	$0.08	$—	$0.08

Weighted average shares outstanding
Basic	22,737,199	—	22,737,199	20,000,382	—	20,000,382

Diluted	23,379,712	—	23,379,712	20,641,488	—	20,641,488

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Three Months Ended March 31, 2006 and March 31, 2005.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended March 31, 2006 and March 31, 2005
($ in thousands, except net income per share and shares)

	Three Months Ended	Three Months Ended
	March 31, 2006	March 31, 2005
Income before income tax

Income before income tax — as reported	$3,526	$2,761

Special item(s):
-Exclude stock-based employee and director compensation expense	1,411	—

Income before income tax — as adjusted	$4,937	$2,761

Net income

Net income — as reported	$1,105	$1,565

Special item(s):
-Adjustment to reflect 38% tax rate	545	147
-Exclude stock-based employee and director compensation expense	1,411	—

Net income — as adjusted	$3,061	$1,712

Diluted net income per share

Diluted net income per share — as Reported	$0.05	$0.08

Special item(s):
-Adjustment to reflect 38% tax rate	0.02	—
-Exclude stock-based employee and director compensation expense	0.06	—

Diluted net income per share — as adjusted	$0.13	$0.08

Diluted weighted average shares outstanding — as adjusted	23,379,712	20,641,488

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)

	Nine Months Ended			Nine Months Ended
	March 31, 2006			March 31, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$107,915	$—	$107,915	$81,406	—	$81,406
Other	1,661	—	1,661	1,424	—	1,424

Total revenues	109,576	—	109,576	82,830	—	82,830

Costs and expenses:
Cost of product sales	15,569	(356)	15,213	14,921	—	14,921
Royalty and technology	5,515	—	5,515	3,954	—	3,954
Research and development	13,258	(309)	12,949	9,128	—	9,128
Selling and marketing	44,770	(1,105)	43,665	31,014	—	31,014
General and administrative	19,335	(2,423)	16,912	14,537	—	14,537
Patent litigation settlement	—	—	—	14,000	(14,000)	—

Income (loss) from operations	11,129	4,193	15,322	(4,724)	14,000	9,276

Other income (expense):
Interest income	2,248	—	2,248	539	—	539
Interest expense	(482)	—	(482)	(27)	—	(27)
Other income (expense)	(10)	—	(10)	(96)	—	(96)

Income (loss) before minority interest and income taxes	12,885	4,193	17,078	(4,308)	14,000	9,692

Minority interest	(111)	—	(111)	(287)	—	(287)

Income (loss) before income taxes	12,774	4,193	16,967	(4,595)	14,000	9,405

Provision for (benefit from) income taxes	7,345	(897)	6,448	(191)	3,765	3,574

Net income (loss)	$5,429	$5,090	$10,519	$(4,404)	$10,235	$5,831

Basic net income (loss) per share	$0.25	$0.24	$0.49	$(0.22)	$0.51	$0.29

Diluted net income (loss) per share	$0.25	$0.23	$0.48	$(0.22)	$0.50	$0.28

Weighted average shares outstanding
Basic	21,296,624	—	21,296,624	19,942,787	—	19,942,787

Diluted	21,741,564	—	21,741,564	19,942,787	726,937	20,669,724

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Nine Months Ended March 31, 2006 and March 31, 2005.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Nine Months Ended March 31, 2006 and March 31, 2005
($ in thousands, except net income (loss) per share and shares)

	Nine Months Ended	Nine Months Ended
	March 31, 2006	March 31, 2005
Income (loss) before income tax

Income (loss) before income tax — as reported	$12,774	$(4,595)

Special item(s):
-Exclude stock-based employee and director compensation expense	4,193	—
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	14,000

Income (loss) before income tax — as adjusted	$16,967	$9,405

Net income (loss)

Net income (loss) — as reported	$5,429	$(4,404)

Special item(s):
-Adjustment to reflect 38% tax rate	897	(3,765)
-Exclude stock-based employee and director compensation expense	4,193	—
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	14,000

Net income — as adjusted	$10,519	$5,831

Diluted net income (loss) per share

Diluted net income (loss) per share — as Reported	$0.25	$(0.22)

Special item(s):
-Adjustment to reflect 38% tax rate	0.04	(0.18)
-Exclude stock-based employee and director compensation expense	0.19	—
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	0.67
-Adjustment for increase in diluted shares outstanding — as adjusted	—	0.01

Diluted net income per share — as adjusted	$0.48	$0.28

Diluted weighted average shares outstanding — as reported	21,741,564	19,942,787

Special item(s):
-Increase in shares due to net loss — as reported versus net income — as adjusted	—	726,937

Diluted weighted average shares outstanding — as adjusted	21,741,564	20,669,724

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	March 31,	June 30,
	2006	2005

ASSETS

Current assets:
Cash, cash equivalents and short term investments	$132,378	$46,081

Total current assets	166,295	78,743

Total assets	209,347	106,845

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$25,565	$25,754

Long-term liabilities	19,456	1,688

Total stockholders’ equity	164,326	79,403

Total liabilities and stockholders’ equity	$209,347	$106,845
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